Exhibit 99.1

Long Island Financial Corp.

SPECIAL MEETING OF STOCKHOLDERS

            , 2005

                 .m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William C. Morrell, Esq., with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of Long Island Financial Corp. which the undersigned is entitled to vote at the special meeting of stockholders, to be held on             , 2005, at                  .m., local time, at Stonebridge Country Club located at 2000 Raynors Way, Smithtown, New York, and at any and all adjournments or postponements of the meeting with all of the powers the undersigned would possess if personally present at such meeting as follows:

1. The approval of the Agreement and Plan of Merger, dated August 1, 2005, by and between New York Community Bancorp, Inc. and Long Island Financial Corp., and of the transactions contemplated by the Agreement and Plan of Merger.

FOR	AGAINST	ABSTAIN
—	—	—

2. To transact any other business that properly comes before the special meeting of stockholders, or any adjournments or postponements of the special meeting, including, without limitation, a motion to adjourn the special meeting to another time or place for the purpose of soliciting additional proxies in order to approve the merger agreement and the merger or otherwise.

FOR	AGAINST
—	—

The Board of Directors recommends a vote “FOR” approval of the Agreement and Plan of Merger.

This proxy, properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” the approval of the Agreement and Plan of Merger. If any other business is presented at the special meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the board of directors knows of no other business to be presented at the special meeting.

Dated:

SIGNATURE OF STOCKHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

The above signed acknowledges receipt from Long Island Financial Corp. prior to the execution of this proxy of a notice of special meeting of stockholders and a proxy statement-prospectus for the special meeting of stockholders.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.